Exhibit 99.1

XWELL Reports First Quarter 2025 Results, Advancing Mission to Liberate Science-Proven Wellness

NEW YORK, (May 20, 2025) – XWELL, Inc. (Nasdaq: XWEL) (“XWELL” or the “Company”), a pioneer in science-proven, accessible wellness, today reported results for the first quarter ended March 31, 2025. With a growing portfolio of in-airport and off-airport wellness brands, XWELL continues to redefine what wellness access looks like --connecting high-impact, science-backed care to everyday consumers wherever they are. From leading the nation’s biosecurity response to building tech-forward wellness spaces in transportation hubs and neighborhoods alike, XWELL is extending wellness beyond the elite and into real life.

Operating Highlights:

•	Reported first quarter 2025 revenue of $7.0 million.
•	The Company continues its focus on returning to overall profitability. For the first quarter ended March 31, 2025:
o	Total cost of sales decreased approximately 6% from the 2024 first quarter.
o	Total operating expenses decreased approximately 11% from the 2024 first quarter.
•	Secured a three-year extension of its Traveler-based Genomic Surveillance Program in partnership with the Centers for Disease Control and Prevention (the “CDC”).
•	Successfully closed a private placement in January 2025, comprising of the Company’s Series G Convertible Preferred Stock and Series Warrants for aggregate gross proceeds of approximately $4 million before deducting offering expenses payable by the Company.

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“XWELL began 2025 with strong momentum,” commented Ezra Ernst, Chief Executive Officer of XWELL. “With our renewed CDC partnership, continued discipline in operations, and a clear growth plan in wellness and beauty, we believe we are expanding what accessible wellness looks like -- anchored in science, backed by biosurveillance, and designed for everyday life.”

Liberating Wellness, Inside and Outside Airports

XWELL’s multi-brand strategy is designed to unify wellness experiences under a single, accessible platform -- from express treatments in airport terminals to full-service spas in communities.

In March 2025, the Company announced plans to acquire select medical spas in high-demand metropolitan areas, including Orlando, Dallas and Salt Lake City, extending its presence beyond travel hubs and into the everyday wellness routines of consumers.

“Our vision is a seamless continuum of care,” added Ernst. “From biometric screenings at the airport to advanced skin and body treatments on Main Street, we believe that we are democratizing access to trusted, science-proven wellness.”

Science-Proven Wellness, Real-World Impact

Through XpresCheck and HyperPointe, XWELL continues to operate at the frontlines of biosurveillance and digital healthcare infrastructure.

In March 2025, XWELL secured a three-year extension of its Traveler-based Genomic Surveillance Program (“TGS”), operated with CDC and Ginkgo Bioworks Holdings. The TGS program, which has been supported by the CDC under contract number 75D30125C20439, provides early detection of emerging pathogens, safeguarding national health through airport-based biosurveillance in eight major hubs.

XpresCheck and HyperPointe, which helped power national COVID-19 testing and reporting during the pandemic, now serve as the operational and technological core of this next phase of strategic, science-driven wellness program.

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Expanding the XWELL Ecosystem

XpresSpa® remains the airport wellness category leader, operating 28 locations across major U.S. and international airports. Each are being upgraded to reflect XWELL’s science-driven approach to wellness, offering premium wellness tech, retail, and self-care services. XWELL is actively broadening its retail product portfolio to feature a range of cutting-edge wellness offerings. These offerings include state-of-the-art wellness devices, nutritional supplements, and innovative wellness patches -- each designed to support holistic health and cater to the evolving needs of today’s wellness-conscious consumers.

Naples Wax Center®, the Company’s first off-airport brand, operates a group of upscale hair removal locations with core products and service offerings from face and body waxing to a range of skincare and cosmetic products. In December 2024, the Company announced the planned opening of a new Naples Wax location in Estero, Florida, and is pursuing plans to open an additional 6 locations across Florida during 2025.

Consistent with XWELL’s strategy to extend its footprint into transportation hubs, the Company expects to open an XWELL location in New York City’s Penn Station in mid-2025. The tech-forward spa is being designed to serve commuters and tourists with quick-access, self-led wellness services in a high-traffic urban setting.

Liquidity and Financial Condition

As of March 31, 2025, the Company had approximately $3.7 million of cash and cash equivalents (excluding restricted cash), approximately $7.3 million in marketable securities, total current assets of approximately $14.8 million, and no long-term debt.

In January 2025, the Company announced the closing of its private placement offering the Company’s newly designated Series G Convertible Preferred Stock and Series Warrants. The aggregate gross proceeds of the private placement were approximately $4.0 million, before deducting offering expenses payable by the Company.

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Summary First Quarter 2025 Financial Results

Total Revenue

Total revenue for the first quarter ended March 31, 2025, was approximately $7.0 million compared to approximately $8.7 million for the 2024 first quarter. The decrease in revenue was primarily driven by lower XpresTest revenue and XpresSpa revenue offset by Priority Pass revenue, which is a new revenue stream for the three months ended March 31, 2025.

Revenue for the first quarter ended March 31, 2025, primarily consisted of approximately $4.3 million from XpresSpa locations and approximately $2.2 million from XpresTest, which includes XWELL’s bio-surveillance partnership and its HyperPointe business. Naples Wax Center accounted for approximately $552,000 of revenue.

The Company noted that revenue from the CDC bio-surveillance program in the first quarter of 2025 was lower than anticipated due to timing of the extension. Revenue is expected to be made up in subsequent quarters.

Total Cost of Sales

Total cost of sales for the first quarter ended March 31, 2025, was approximately $5.7 million, compared to approximately $6.1 million for the 2024 first quarter.

General and Administrative Expenses

General and administrative expenses for the first quarter ended March 31, 2025, were approximately $4.3 million, compared to approximately $4.2 million for the 2024 first quarter. The increase was primarily due to the increase in accounting, legal and public company costs for the 2025 first quarter.

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Total Operating Expenses

Total operating expenses for the first quarter ended March 31, 2025, were approximately $4.5 million, compared to approximately $5.1 million for the 2024 first quarter.

Operating Loss

Operating loss for the first quarter ended March 31, 2025, was approximately $3.2 million, compared to approximately $2.4 million for the 2024 first quarter.

Net Loss Attributable to XWELL

Net loss attributable to XWELL for the first quarter ended March 31, 2025, was approximately $4.7 million, compared to approximately $2.5 million for the 2024 first quarter.

The Company noted that it incurred higher than normal one-time expenses during the first quarter of 2025, primarily related to accounting, seasonal costs, and other non-recurring items.v

Investor Conference Call

The Company intends to host an investor conference call and webcast in the next several weeks to highlight updates on growth initiatives and forthcoming programs. Additional details will be provided approximately one week prior to the event.

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About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a global wellness company on a mission to liberate science-proven wellness for all. Through a portfolio of brands that include XpresSpa®, Treat®, Naples Wax Center®, XpresCheck®, and HyperPointe™, XWELL delivers accessible, real-world wellness across travel, retail, and clinical settings.

For more information on XWELL’s offerings, visit www.XWELL.com.

Forward-Looking Statements

This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media

Heather Tidwell

MWW

htidwell@mww.com

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